UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 18, 2014

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, Sears Holdings Corporation (“Sears Holdings”) has commenced a rights offering of up to 40,000,000 shares of Sears Canada Inc. (“Sears Canada”) on a pro rata basis to Sears Holdings’ stockholders of record as of the close of business on October 16, 2014 (the “Record Date”). However, as previously disclosed, holders of Sears Holdings’ shares of restricted stock issued pursuant to the Sears Holdings Corporation 2006 Stock Plan and the Sears Holdings Corporation 2013 Stock Plan that were unvested as of the Record Date (“Unvested Shares”) were not expected to receive subscription rights to purchase common shares of Sears Canada with respect to their Unvested Shares.

On October 18, 2014, to preserve the benefit of this rights offering for the Unvested Shares, the Compensation Committee of the Board of Directors of Sears Holdings approved for each holder of Unvested Shares a cash award in lieu of any and all rights such holder may have had to receive subscription rights to purchase common shares of Sears Canada with respect to their Unvested Shares, subject to the same vesting requirements and other terms for the Unvested Shares to which the cash award is attributable. The cash awards represent the right to receive on the applicable vesting date a cash payment (before tax withholding) from Sears Holdings equal to the value of the subscription rights to purchase common shares of Sears Canada that would have been distributed to the holder of Unvested Shares, calculated on the basis of the volume-weighted average trading price per subscription right for the 10 trading-day period beginning on October 16, 2014.

In lieu of a cash payment as discussed above, and to preserve the benefit of this rights offering for the shares scheduled to be issued to Mr. Lampert through January 31, 2015, in connection with his March 18, 2013 offer letter, the Compensation Committee also approved an award of additional shares of Sears Holdings’ common stock to Mr. Lampert, the economic value to be based on the volume-weighted average trading price per subscription right for the 10 trading-day period beginning on October 16, 2014. The actual number of shares of Sears Holdings common stock to be awarded to Mr. Lampert will be determined by taking the economic value as set forth in the previous sentence divided by the volume-weighted average trading price per common share of Sears Holdings common stock for the 10 trading-day period beginning on October 16, 2014.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Form of Cash Award – Addendum to Restricted Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: October 22, 2014	By:	/s/ Robert A. Riecker
Robert A. Riecker
Its: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 10.1	Form of Cash Award – Addendum to Restricted Stock Award Agreement